SYNERGETICS USA, INC.
3845 Corporate Centre Drive
O’Fallon, Missouri 63368
(636) 939-5100
http://www.synergeticsusa.com
Attn: Pamela G. Boone, Chief Financial Officer
Synergetics USA Announces the Resignation of Gregg Scheller
          O’FALLON, MO, August 6, 2008 — Synergetics USA, Inc. (NASDAQ: SURG) announced today that it has accepted the resignation of Gregg D. Scheller as the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, effective immediately. The Company has commenced a search for a successor to Mr. Scheller. Robert H. Dick has been appointed Chairman of the Board of Directors.
          Ms. Juanita Hinshaw, independent member of the Board of Directors, stated “As a founder of Synergetics and as its CEO, Gregg was instrumental in successfully implementing the Company’s growth and its business model. We want to recognize and thank him for his many contributions and accomplishments during his tenure as our CEO. We are engaged in discussions with Gregg to enter into a collaborative relationship that will allow Gregg to continue his involvement in the Company’s research and product development efforts. We look forward to working with him in the future and to him continuing to play a significant role in the Company’s success and shaping its strategic vision.”
About Synergetics USA, Inc.
Synergetics USA is a leading medical device company focused on progressing the standard of care for microsurgeons and their patients by seeking to improve surgical patient outcomes through the delivery of innovative improvements in quality, delivery and cost. The Company focuses on the vitreoretinal, neurosurgery and ear, nose and throat surgery markets. The distribution channels include a combination of direct and independent sales organizations, and important strategic alliances with market leaders.
Forward-Looking Statements
Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important facts that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These facts, risks and uncertainties are discussed in our Annual Report on Form 10-K for the year ended July 31, 2007, as updated from time to time in our filings with the Securities and Exchange Commission.
Contact:
Synergetics USA, Inc.
Pamela G. Boone, 636-939-5100
Chief Financial Officer
investorinfo@synergeticsusa.com
or
Cameron Associates
Investor Relations
Al Palombo, 212-245-8800 Ext. 209
al@cameronassoc.com